Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Reports Third Quarter Results

Fort Myers, FL – November 26, 2013 – Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2013 third quarter and thirty-nine weeks ended November 2, 2013.

For the third quarter, the Company reported adjusted net income of $35.8 million, a decrease of 14.8% compared to adjusted net income of $42.0 million in last year’s third quarter, and adjusted earnings per diluted share of $0.22, a decrease of 12.0% compared to adjusted earnings per diluted share of $0.25 in last year’s third quarter. The adjusted results exclude charges related to Boston Proper non-cash goodwill and trade name impairment in the third quarter of 2013 and non-recurring acquisition and integration costs in the third quarter of 2012, as presented in the accompanying GAAP to non-GAAP reconciliation. Including the impact of non-cash goodwill and trade name impairment charges of $64.3 million after-tax, or $0.40 per diluted share in the third quarter of 2013, the Company reported a net loss of $28.5 million, or a loss of $0.18 per diluted share compared to net income of $41.7 million, or $0.25 per diluted share in last year’s third quarter.

For the thirty-nine weeks ended November 2, 2013, the Company reported adjusted net income of $131.1 million, a decrease of 12.3% compared to adjusted net income of $149.5 million in the same period last year, and adjusted earnings per diluted share of $0.81, a decrease of 9.0% compared to adjusted earnings per diluted share of $0.89 in the same period last year. Including the impact of Boston Proper non-cash goodwill and trade name impairment charges and non-recurring acquisition and integration costs in 2013, the Company reported net income of $66.2 million, or $0.41 per diluted share compared to net income of $148.7 million, or $0.89 per diluted share in the same period last year.

Net Sales

For the third quarter, net sales were $655.6 million, an increase of 3.0% compared to $636.7 million in last year’s third quarter, primarily reflecting 115 net new stores for a square footage increase of 8.6%. Comparable sales for the third quarter decreased 1.4% following a 9.9% increase in last year’s third quarter, primarily reflecting the cycling of strong comparable sales last year and the impact of lower traffic.

The Chico’s/Soma Intimates brands’ comparable sales decreased 3.3% following an 11.6% increase in last year’s third quarter for a two-year stack of up 8.3% and the White House | Black Market brand’s comparable sales increased 2.5% on top of a 6.4% increase in last year’s third quarter for a two-year stack of up 8.9%.

Gross Margin

For the third quarter, gross margin was $364.0 million compared to $364.3 million in last year’s third quarter. Gross margin was 55.5% of net sales, a 170 basis point decrease from last year’s third quarter, primarily reflecting increased promotional activity in response to lower traffic, partially offset by lower incentive compensation as a percent of net sales.

Selling, General and Administrative Expenses

For the third quarter, selling, general and administrative expenses (“SG&A”) were $308.5 million compared to $297.2 million in last year’s third quarter. SG&A was 47.1% of net sales, a 40 basis point increase from last year’s third quarter, primarily reflecting deleverage of occupancy expenses and the impact of investment spending on strategic initiatives, substantially offset by lower incentive compensation as a percent of net sales.

Impairment Charges

In the third quarter of 2013, the Company determined that certain Boston Proper intangibles were impaired and recorded $72.5 million in pre-tax, non-cash goodwill and trade name impairment charges. These impairment charges were the result of recent sales declines in the Boston Proper catalog business due to the increasingly competitive direct-to-consumer environment and the impact of integration efforts and new initiatives. The fiscal 2013 impact of the impairment charges is expected to be approximately $71.4 million after-tax, or $0.44 per diluted share, comprised of $0.40 per diluted share in the third quarter and an additional $0.04 per diluted share in the fourth quarter due to the timing of the tax treatment. The $72.5 million Boston Proper impairment charges included $67.3 million related to goodwill impairment and $5.2 million related to the trade name.

The Company continues to believe in the long-term growth prospects of the Boston Proper brand as it evolves from a direct-to-consumer only business to an omni-channel enterprise, integrating brick and mortar, catalog and web platforms.

Income Tax Provision

The third quarter income tax provision of $11.6 million and effective tax rate of (68.7%) reflects the impact of the Boston Proper goodwill and trade name impairment charges on the annual effective tax rate. Excluding the tax impact of the impairment charges, the third quarter effective tax rate would have been 35.6% compared to an effective tax rate of 37.7% for the same period last year, primarily reflecting federal tax and refund claims filed during the current quarter.

Inventories

In-store inventories per square foot were flat when compared to the comparable period last year for a two year decline of 15%. At the end of the third quarter, total inventories increased $6.3 million, or 3%, over the same period last year, when excluding $13.7 million of inventory related to the calendar shift from last fiscal year’s 53rd week and $13.2 million related to 115 net new stores.

Share Repurchase Program

During the third quarter of fiscal 2013, the Company repurchased 2.1 million shares for $35.0 million under its $300 million share repurchase program announced in February 2013. During the thirty-nine weeks ended November 2, 2013 and October 27, 2012, the Company repurchased a total of 7.0 million shares for $120.0 million and 2.5 million shares for $37.3 million, respectively, with $180 million remaining under the program as of the end of the third quarter of fiscal 2013.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of November 2, 2013, the Company operated 1,470 stores in the US and Canada. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:

Todd Vogensen

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	November 2, 2013		October 27, 2012		November 2, 2013		October 27, 2012
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico’s/Soma Intimates	$1,255,214	63.5%	$1,251,632	64.9%	$415,819	63.4%	$411,671	64.6%
White House | Black Market	643,688	32.6%	583,473	30.2%	218,200	33.3%	197,248	31.0%
Boston Proper	76,902	3.9%	94,099	4.9%	21,560	3.3%	27,746	4.4%

Total net sales	1,975,804	100.0%	1,929,204	100.0%	655,579	100.0%	636,665	100.0%
Cost of goods sold	868,808	44.0%	824,132	42.7%	291,569	44.5%	272,369	42.8%

Gross margin	1,106,996	56.0%	1,105,072	57.3%	364,010	55.5%	364,296	57.2%
Selling, general and administrative expenses	899,689	45.5%	864,987	44.8%	308,528	47.1%	297,190	46.7%
Goodwill and trade name impairment charges	72,466	3.7%	—	0.0%	72,466	11.0%	—	0.0%
Acquisition and integration costs	914	0.0%	1,321	0.1%	—	0.0%	480	0.0%

Income (loss) from operations	133,927	6.8%	238,764	12.4%	(16,984)	(2.6%)	66,626	10.5%
Interest income, net	404	0.0%	633	0.0%	105	0.0%	231	0.0%

Income (loss) before income taxes	134,331	6.8%	239,397	12.4%	(16,879)	(2.6%)	66,857	10.5%
Income tax provision	68,100	3.4%	90,700	4.7%	11,600	1.7%	25,200	4.0%

Net income (loss)	$66,231	3.4%	$148,697	7.7%	$(28,479)	(4.3%)	$41,657	6.5%

Per share data:

Net income (loss) per common share-basic	$0.41		$0.89		$(0.18)		$0.25

Net income (loss) per common and common equivalent share–diluted	$0.41		$0.89		$(0.18)		$0.25

Weighted average common shares outstanding–basic	156,662		163,683		155,228		163,253

Weighted average common and common equivalent shares outstanding–diluted	157,604		164,754		155,228		164,411

Dividends declared per share	$0.165		$0.1575		$—		$—

Chico’s FAS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	November 2, 2013	February 2, 2013	October 27, 2012
	(Unaudited)		(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$52,524	$56,859	$79,102
Marketable securities, at fair value	197,235	272,499	292,393
Inventories	267,430	206,849	234,199
Prepaid expenses and other current assets	55,835	61,786	57,436

Total Current Assets	573,024	597,993	663,130

Property and Equipment, net	635,284	608,120	591,346

Other Assets:
Goodwill	171,427	238,693	238,693
Other intangible assets, net	119,269	127,754	128,844
Other assets, net	9,252	8,068	6,787

Total Other Assets	299,948	374,515	374,324

	$1,508,256	$1,580,628	$1,628,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$152,698	$129,387	$137,600
Other current liabilities	121,796	173,024	178,685

Total Current Liabilities	274,494	302,411	316,285

Noncurrent Liabilities:
Deferred liabilities	143,991	132,374	132,574
Deferred taxes	53,338	52,644	49,626

Total Noncurrent Liabilities	197,329	185,018	182,200

Stockholders’ Equity:

Preferred stock	—	—	—
Common stock	1,588	1,628	1,663
Additional paid-in capital	372,325	348,775	338,703
Retained earnings	662,375	742,580	789,743
Accumulated other comprehensive income	145	216	206

Total Stockholders’ Equity	1,036,433	1,093,199	1,130,315

	$1,508,256	$1,580,628	$1,628,800

Chico’s FAS, Inc. and Subsidiaries

Condensed Consolidated Cash Flow Statements

(Unaudited)

(in thousands)

	Thirty-Nine Weeks Ended
	November 2, 2013	October 27, 2012
Cash Flows From Operating Activities:
Net income (loss)	$66,231	$148,697

Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and trade name impairment charges	72,466	—
Depreciation and amortization	88,123	80,085
Deferred tax expense (benefit)	6,024	(7,809)
Stock-based compensation expense	19,542	18,931
Excess tax benefit from stock-based compensation	(1,281)	(6,757)
Deferred rent and lease credits	(13,299)	(12,130)
Loss on disposal and impairment of property and equipment	1,432	2,045
Changes in assets and liabilities:
Inventories	(60,581)	(39,730)
Prepaid expenses and other assets	(1,775)	2,419
Accounts payable	23,311	37,205
Accrued and other liabilities	(25,087)	66,993

Net cash provided by operating activities	175,106	289,949

Cash Flows From Investing Activities:
Decrease (increase) in marketable securities	75,183	(103,582)
Purchases of property and equipment, net	(113,376)	(119,922)

Net cash used in investing activities	(38,193)	(223,504)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	10,176	14,277
Excess tax benefit from stock-based compensation	1,281	6,757
Dividends paid	(26,536)	(26,266)
Repurchase of common stock	(126,179)	(41,030)

Net cash used in financing activities	(141,258)	(46,262)

Effects of exchange rate changes on cash and cash equivalents	10	—

Net (decrease) increase in cash and cash equivalents	(4,335)	20,183
Cash and Cash Equivalents, Beginning of period	56,859	58,919

Cash and Cash Equivalents, End of period	$52,524	$79,102

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of basic earnings per share pursuant to the “two-class” method. For the Company, participating securities are comprised of unvested restricted stock awards.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from securities such as stock options and performance-based restricted stock units (“PSUs”). For the thirteen weeks ended November 2, 2013, potential common shares from securities such as stock options and PSUs were excluded from the computation of diluted EPS because they were antidilutive.

The following table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income:

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
	(dollars in thousands)
Numerator
Net income (loss)	$66,231	$148,697	$(28,479)	$41,657
Net income and dividends declared allocated to unvested restricted stock	(1,785)	(2,730)	—	(789)

Net income (loss) available to common shareholders	$64,446	$145,967	$(28,479)	$40,868

Denominator
Weighted average common shares outstanding – basic	156,661,641	163,682,768	155,227,618	163,253,220
Dilutive effect of stock options and PSUs outstanding	941,988	1,070,757	—	1,157,510

Weighted average common and common equivalent shares outstanding – diluted	157,603,629	164,753,525	155,227,618	164,410,730

Net income (loss) per common share*:
Basic	$0.41	$0.89	$(0.18)	$0.25

Diluted	$0.41	$0.89	$(0.18)	$0.25

*	Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude certain non-recurring charges including goodwill and trade name impairment and acquisition and integration costs, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation of Net Income (Loss) and Diluted EPS

(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net income:
GAAP basis	$66,231	$148,697	$(28,479)	$41,657
Add: Impact of goodwill and trade name impairment charges, net of tax	64,266	—	64,266	—
Add: Impact of acquisition and integration costs, net of tax	577	820	—	299

Non-GAAP adjusted basis	$131,074	$149,517	$35,787	$41,956

Net income per diluted share:
GAAP basis	$0.41	$0.89	$(0.18)	$0.25
Add: Impact of goodwill and trade name impairment charges, net of tax	0.40	0.00	0.40	0.00
Add: Impact of acquisition and integration costs, net of tax	0.00	0.00	0.00	0.00

Non-GAAP adjusted basis	$0.81	$0.89	$0.22	$0.25

Chico’s FAS, Inc. and Subsidiaries

Store Count and Square Footage

Thirteen Weeks Ended November 2, 2013

(Unaudited)

	As of 8/3/13	New Stores	Closures	As of 11/2/13
Store count:
Chico’s frontline boutiques	616	2	(1)	617
Chico’s outlets	106	2	—	108
WH|BM frontline boutiques	416	18	—	434
WH|BM outlets	52	4	—	56
WH|BM Canada	—	2	—	2
Soma frontline boutiques	218	14	—	232
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	2	2	—	4

Total Chico’s FAS, Inc.	1,427	44	(1)	1,470

	As of 8/3/13	New Stores	Closures	Other changes in SSF	As of 11/2/13
Net selling square footage (SSF):
Chico’s frontline boutiques	1,681,060	5,708	(1,615)	(633)	1,684,520
Chico’s outlets	267,673	4,852	—	—	272,525
WH|BM frontline boutiques	932,056	46,338	—	(90)	978,304
WH|BM outlets	106,240	9,009	—	(153)	115,096
WH|BM Canada	—	5,461	—	—	5,461
Soma frontline boutiques	413,499	26,198	—	240	439,937
Soma outlets	32,682	—	—	—	32,682
Boston Proper frontline boutiques	2,878	3,125	—	—	6,003

Total Chico’s FAS, Inc.	3,436,088	100,691	(1,615)	(636)	3,534,528

Chico’s FAS, Inc. and Subsidiaries

Store Count and Square Footage

Thirty-Nine Weeks Ended November 2, 2013

(Unaudited)

	As of 2/3/13	New Stores	Closures	As of 11/2/13
Store count:
Chico’s frontline boutiques	606	15	(4)	617
Chico’s outlets	99	9	—	108
WH|BM frontline boutiques	398	38	(2)	434
WH|BM outlets	45	11	—	56
WH|BM Canada	—	2	—	2
Soma frontline boutiques	193	43	(4)	232
Soma outlets	16	1	—	17
Boston Proper frontline boutiques	—	4	—	4

Total Chico’s FAS, Inc.	1,357	123	(10)	1,470

	As of 2/3/13	New Stores	Closures	Other changes in SSF	As of 11/2/13
Net selling square footage (SSF):
Chico’s frontline boutiques	1,653,252	39,663	(9,392)	997	1,684,520
Chico’s outlets	251,846	20,947	—	(268)	272,525
WH|BM frontline boutiques	873,183	96,774	(4,247)	12,594	978,304
WH|BM outlets	91,619	23,630	—	(153)	115,096
WH|BM Canada	—	5,461	—	—	5,461
Soma frontline boutiques	370,770	83,896	(7,863)	(6,866)	439,937
Soma outlets	30,773	1,909	—	—	32,682
Boston Proper frontline boutiques	—	6,003	—	—	6,003

Total Chico’s FAS, Inc.	3,271,443	278,283	(21,502)	6,304	3,534,528